                                                                     Exhibit 4.1

TEMPORARY CERTIFICATE-EXCHANGEABLE FOR DEFINITIVE ENGRAVED CERTIFICATE WHEN READY FOR DELIVERY

[THIS CERTIFICATE IS TRANSFERABLE IN BOSTON OR NEW YORK CITY]

8.4% SERIES A                     [LOGO]                          8.4% SERIES A
CONVERTIBLE PREFERRED STOCK                         CONVERTIBLE PREFERRED STOCK

                           BRADLEY REAL ESTATE, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

                                    SEE REVERSE FOR CERTAIN DEFINITIONS

                                    CUSIP 104580 20 4

This certifies that



is the owner of

FULLY PAID AND NONASSESSABLE SHARES OF THE 8.4% SERIES A CONVERTIBLE PREFERRED
                      STOCK, $.01 PAR VALUE PER SHARE, OF

Bradley Real Estate, Inc. (the "Corporation") transferable on the books of the Corporation by the holder hereof in person or by his or her duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Articles of Incorporation of the Corporation (the "Charter") and to the Bylaws of the Corporation, as from time to time amended (copies of each of which are on file with the Secretary of the Corporation), to all of which the holder by acceptance hereof assents. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

/s/                                      /s/

SECRETARY                                CHAIRMAN, PRESIDENT AND
                                         CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED:
BANKBOSTON, N.A.
TRANSFER AGENT AND REGISTRAR

BY   AUTHORIZED SIGNATURE

BRADLEY REAL ESTATE, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

8.4% SERIES A CONVERTIBLE PREFERRED STOCK

     The shares represented by this certificate are subject to restrictions on ownership and transfer for the purpose of maintaining the Corporation's status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. With limited exceptions, no person may beneficially or constructively own shares of any class or series with an aggregate value in excess of 9.8% of all outstanding shares of stock of the Corporation. Each stockholder of the Corporation shall, upon demand by the Corporation, disclose in writing to the Corporation such information with respect to his or her direct and indirect beneficial ownership of the Corporation's stock as the Board of Directors deems necessary or appropriate. A copy of the Corporation's Charter, including the restrictions on ownership and transfer, will be sent without charge to each stockholder who so requests in writing to the Secretary of the Corporation at its principal office. If the restrictions on ownership and transfer are violated, the shares represented in excess of the allowable amount will be exchanged for Excess Stock (as defined in the Corporation's Charter) and will be automatically transferred and held in a special trust by a trustee appointed by the Corporation for the benefit of one or more charitable beneficiaries, and the rights of the purported transferee or holder whose purported acquisition or ownership caused such violation will be limited to receiving certain proceeds following disposition by said trustee as provided in the Charter. The Excess Stock may be purchased by the Corporation at its sole discretion. The foregoing description of restrictions on ownership and transfer is qualified in its entirety by reference to the applicable provisions of the Charter.

     The Corporation is authorized to issue more than one class of stock. The Corporation will furnish to any stockholder upon request and without charge a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and, with respect to any preferred or special classes of stock which may be issued in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors of the Corporation to set the relative rights and preferences of subsequent series. Such requests may be made to the Secretary of the Corporation at its principal office.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations

TEN COM    -   as tenants in common

TEN ENT    -   as tenants by the entireties

JT TEN     -   as joint tenants with right of
               survivorship and not as tenants
               in common

UNIF GIFT MIN ACT  -   ___________ Custodian __________
                         (Cust)                (Minor)
                       under Uniform Gifts to Minors
                       Act _____________________
                                  (State)

Additional abbreviations may also be used though not in the above list.

For value received, _________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
__(______)Shares
of the 8.4% Series A Convertible Preferred Stock represented by this Certificate, and do hereby irrevocably constitute and appoint ____________________________________________________________________ Attorney
to transfer the said shares of stock on the books of the Corporation with full power of substitution in the premises.

Dated ____________________________

(Signature(s)) ________________________________________________
NOTICE: Signature must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature (s) Guaranteed: ______________________________________
                            THE SIGNATURE(S) SHOULD BE GUARANTEED BY
                            AN ELIGIBLE GUARANTOR INSTITUTION (BANKS,
                            STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS
                            AND CREDIT UNIONS WITH MEMBERSHIP IN AN
                            APPROVED SIGNATURE GUARANTEE MEDALLION
                            PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.